Exhibit 99.1

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Byron B. Rooney

Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017	212 450 4658 tel 212 701 5658 fax byron.rooney@davispolk.com

February 2, 2018

Re:	Valtech SE Registration Statement on Form F-1 Application for Waiver of Requirements of Form 20-F, Item 8.A.4 CIK Code No. 0001172088

Division of Corporation Finance
Office of the Chief Accountant
U.S. Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

By Email: DCAOLetters@sec.gov

Ladies and Gentlemen:

Our client, Valtech SE, a European public limited liability company registered in England (the “Company”), intends to confidentially submit to the Securities and Exchange Commission (the “Commission”), prior to March 31, 2018, a Registration Statement on Form F-1 (the “Registration Statement”) relating to a proposed initial public offering (“IPO”) of the Company’s common shares. This letter respectfully requests a waiver of the requirements of Item 8.A.4 of Form 20-F.

The Registration Statement at the time of initial confidential submission will contain audited financial statements for the two years ended December 31, 2015 and 2016, in each case prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board. Item 8.A.4 of Form 20-F, which is applicable to the Registration Statement pursuant to Item 4(a) of Form F-1, states that because this will be the Company’s IPO, the Registration Statement must include audited financial statements of a date not older than 12 months unless a waiver is obtained. See also Division of Corporation Finance, Financial Reporting Manual, Section 6220.3.

Division of Corporation Finance Office of the Chief Accountant	2	February 2, 2018

Instruction 2 to Item 8.A.4 of Form 20-F provides that the Commission will waive the 12-month age of financial statements requirement “in cases where the company is able to represent adequately to us that it is not required to comply with this requirement in any other jurisdiction outside the United States and that complying with this requirement is impracticable or involves undue hardship.” Such instruction also notes that if the Commission “waive[s] the 12-month requirement,” the company must “comply with the 15-month requirement” of Item 8.A.4 of Form 20-F. See also the Staff’s 2004 release entitled International Reporting and Disclosure Issues in the Division of Corporation Finance (available on the Commission’s website at http://www.sec.gov/divisions/corpfin/internatl/cfirdissues1104.htm), Section III.B.c, in which the Staff notes:

“the instruction indicates that the staff will waive the 12-month requirement where it is not applicable in the registrant’s other filing jurisdictions and is impracticable or involves undue hardship. As a result, we expect that the vast majority of IPOs will be subject only to the 15-month rule. The only times that we anticipate audited financial statements will be filed under the 12-month rule are when the registrant must comply with the rule in another jurisdiction, or when those audited financial statements are otherwise readily available.” (emphasis added)

We hereby respectfully request that the Staff of the Commission waive the requirement of Item 8.A.4 of Form 20-F applicable to the Registration Statement, in connection with the confidential submission of such Registration Statement prior to March 31, 2018. In connection with this request, we, as counsel to the Company, represent to the Commission that:

1.	The Company is not required by any jurisdiction outside the United States to file on or prior to March 31, 2018 any consolidated financial statements, audited under any generally accepted auditing standards, for any period since the year ended December 31, 3016.

2.	Compliance with Item 8.A.4 is impracticable and involves undue hardship for the Company.

3.	The Company does not anticipate that its audited financial statements for the year ended December 31, 2017, will be available until mid- to late-April 2018.

4.	In no event will the Company seek effectiveness of the Registration Statement if its audited financial statements are older than 15 months at the time of the offering.

The Company notes that they are aiming to make the initial confidential submission of the Registration Statement as early as the first half of this month, February 2018.

Please do not hesitate to contact me at (212) 450-4658, (212) 701-5658 (fax) or byron.rooney@davispolk.com if you have any questions regarding the foregoing or if I can provide any additional information.

Division of Corporation Finance Office of the Chief Accountant	3	February 2, 2018

Very truly yours,

/s/ Byron B. Rooney

cc:	Laurent Pretet, Chief Financial Officer, Valtech SE Alexandra de la Martinière, General Counsel, Valtech SE Richard D. Truesdell, Jr., Davis Polk & Wardwell LLP